EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-76643, 333-34632, 333-51760, 333-101072, and 333-63244) of our report dated April 26, 2006, relating to the consolidated financial statements and financial statement schedule of Insignia Solutions plc, which appears in this Annual Report on Form 10-K.
/s/ Burr, Pilger, & Mayer LLP
Palo Alto, California
July 6, 2006